UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 15, 2015

Anchor Bancorp
(Exact name of registrant as specified in its charter)

Washington	001-34965	26-3356075
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

601 Woodland Square Loop, SE
Lacey, Washington  98530
(Address of principal executive offices and zip code)

(360) 491-2250
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Anchor Bank (the "Bank"), the wholly owned operating subsidiary of Anchor Bancorp (the "Company"), entered into a separation agreement ("Agreement") with Mr. Gregory Schultz, effective January 15, 2015,  in exchange for a general release of all claims, demands, damages, causes of action, attorney fees and expenses of whatever kind or nature.  A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Under the Agreement, Mr. Schultz's employment with the Bank will terminate as of January 15, 2015 and he will be entitled to receive (i) a lump sum payment for unused and earned vacation amounts on the next scheduled payroll following the January 15, 2015 termination date; and (ii) a lump sum payment for three months’ salary in the amount of $27,500 on the next scheduled payroll following the January 15, 2015 termination date.  The lump sum payments are subject to applicable tax and other withholdings.  The Bank also will pay, at its expense, Mr. Schultz’s COBRA medical insurance coverage premiums for February and March, 2015.

Item 9.01  Financial Statements and Exhibits

(c)	The following exhibit is filed as part of this report.

Exhibit 10.1	Severance Agreement and Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANCHOR BANCORP

DATE: January 22, 2015	By: /s/Jerald L. Shaw
Jerald L. Shaw
President and Chief Executive Officer